Exhibit 10.6

NEOLARA CORP.

Contiguo a la Guardia de Asistencia Rural, San Vito, Coto Brus, Puntarenas, 60801, Costa Rica

+1 307 269 0177 • neolaracorp@gmail.com

LABOR AGREEMENT

FOR THE HOUSING RENOVATION PROJECT

This Labor Agreement is entered into this 13 day of February, 2023, by and between Neolara Corp., Wyoming corporation with offices at Contiguo a la Guardia de Asistencia Rural, San Vito, Coto Brus, Puntarenas, 60801, Costa Rica (“Contractor”) and Visión Azur Centroamericana S.A. located at 3 kms North of Escuela Tortuga, Ojochal, Puerto Cortes de Osa, Puntarenas, Costa Rica (“Owner”).

We agree to the following contract, which will regulate the labor services foreseen by the Contractor.

FIRST: The purpose of this contract for specific work is the renovation of the house on the land registered in the Public Registry of Property, Party of Puntarenas, number ONE HUNDRED FORTY SIX THOUSAND SIX HUNDRED FORTY EIGHT - ZERO ZERO ZERO ZERO (146648-000).

SECOND: The owner is responsible for providing the plans, the constructive description and finishes, and for the installation of electricity and water services and the payment of the same during the renovation works.

THIRD: The contract for the work consists of the following construction elements:

●	Remove the cabin roof in its entirety.

●	To install a new ceiling in the plastic board, all pieces in the coffered ceiling will be in aged iron, similar to wood.

●	Properly re-hang the electrical/water pipes that were between the ceiling and the roof after replacing the cabin ceiling, and reattach the fans and lights to the new ceiling.

●	Rebuild the cabin bathroom wall to touch the new vaulted ceiling where it meets the kitchen. Use as the wall material the mix described in Patent No. 2022-242, owned by Neolara Corp.

●	Add ventilation windows under the apex of the roof at the front door, as well as other ventilation windows under the apex of the roof at the rear (kitchen) for airflow.

FOURTH: The total value of the labor for the construction is $7,800US (Seven thousand eight hundred US Dollars).

FIFTH: The work begins with 100% of the value of the labor equivalent to $7,800US (Seven thousand eight hundred US Dollars).

SIXTH: The contractor shall be responsible for supplying the tools, equipment and machinery necessary to carry out the construction work, as well as for organizing the logistics for its work team to function properly, taking into account basic needs such as hydration, food and rest times, health standards, work areas, safety measures to avoid accidents at work, among others that may be necessary. The work schedule will be coordinated by the contractor.

SEVENTH: The owner pays the labor risk policy, agrees to make payments to the contractor in accordance with the stipulations herein and is responsible for providing the construction materials.

EIGHTH: The owner shall keep a control of materials, which shall be verified with the contractor according to the progress of the work; the contractor also undertakes to make rational use of the materials and obtain optimum performance of the same, avoiding waste.

NINTH: Both parties agree to watch over the order and cleanliness, as well as to collaborate with the surveillance of the construction site and the materials stored there.

1

TENTH: The contractor shall be responsible for the removal of construction waste and debris. The contractor shall ensure that there is adequate waste management at the construction site, so that the garbage is classified and properly placed in the place designated for this purpose.

ELEVENTH: In the event of an occupational accident, the contractor shall immediately notify the owner so that the latter may process the occupational risk policy.

TWELFTH: It shall be a reason for qualification of non-compliance:

On the part of the owner:

a).  Failure to pay the contractor under the conditions stipulated in this contract.

On the part of the contractor:

b). Failure to deliver the contracted work on time.

c). Performing work other than that contracted.

d). Use materials other than those supplied by the contractor.

e). Delivering work without the correct completion.

THIRTEENTH: Failure to comply with the obligations stipulated herein shall be cause for termination of the contract, and the non-defaulting party may demand its compliance, or opt for its termination, with the indemnification of the damages caused.

FOURTEENTH: In case of damages to third parties generated as a result of the construction work carried out by the Contractor, the Contractor shall be responsible for responding to them.

FIFTEENTH: In case of force majeure events such as suspension of water and electricity services, natural events that impede the progress of the work or death of any of the parties, both parties are exonerated from the responsibilities of this contract.

SIXTEENTH: The contractor undertakes with the owner to provide a one-year warranty for its work, counted from the date on which the finished works are delivered, so that, if any inconvenience related to the construction work should arise during that period, the contractor will go to the site to solve it without this implying a payment of labor by the owner, which will provide the required materials.

SEVENTEENTH: In the event of serious disagreements that are considered noncompliance with the terms of this contract, the owner and the contractor will opt to attempt conciliation in the first instance between both parties through dialogue and in the second instance in a conciliation hearing with legal advice from a professional.

EIGHTEENTH: The duration of the work described in this contract is 1 (one) month from the date of the full payment.

We both sign the present contract of full agreement, in Ojochal, Osa Puntarenas, on February 13, 2023.

Owner	Contractor

Signature: /s/ Delaney Virgilio Vijzelman	Signature: /s/ Julio

Name: Delaney Virgilio Vijzelman	Name: Julio Antonio Quesada Murillo

Title: Director	Title: Director

2